Exhibit 99.1


Reporting Person:	Glenn H. Hutchins (1)
Date of Event:		November 19, 2003
Name of Issuer:  	Ameritrade Holding Corporation  (AMTD)



(1)	List of names and addresses of each joint filer:

	Joint Filer:  	  Silver Lake Partners, L.P.
	Address:	  c/o Silver Lake Partners, L.P., 2725 Sand Hill Road,
			  Suite 150, Menlo Park, California 94025
	Designated Filer: Glenn H. Hutchins
	Issuer:  	  Ameritrade Holding Corporation  (AMTD)
	Date of Event Requiring Statement:  November 19, 2003

	Joint Filer:      Silver Lake Investors, L.P.
	Address:	  c/o Silver Lake Partners, L.P., 2725 Sand Hill Road,
			  Suite 150, Menlo Park, California 94025
	Designated Filer: Glenn H. Hutchins
	Issuer:  	  Ameritrade Holding Corporation  (AMTD)
	Date of Event Requiring Statement:  November 19, 2003

	Joint Filer:  	  Silver Lake Technology Investors, L.L.C.
	Address:	  c/o Silver Lake Partners, L.P., 2725 Sand Hill Road,
			  Suite 150, Menlo Park, California 94025
	Designated Filer: Glenn H. Hutchins
	Issuer:  	  Ameritrade Holding Corporation  (AMTD)
	Date of Event Requiring Statement:  November 19, 2003